UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2011

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 22, 2011, American Software, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the meeting, 22,160,571 shares were represented in person or by proxy, which constituted a quorum. Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters brought before the Company’s shareholders. The final results for each matter submitted to the shareholders of the Company at the meeting are as follows:

1.     The following persons were duly elected directors of the Company:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

CLASS A DIRECTORS
W. Dennis Hogue	15,665,765	0	703,593	5,791,213
John J. Jarvis	15,489,845	0	879,513	5,791,213
James B. Miller, Jr.	15,589,849	0	779,509	5,791,213

CLASS B DIRECTORS
James C. Edenfield	2,627,811	0	0	0
J. Michael Edenfield	2,627,811	0	0	0
Thomas L. Newberry	2,627,811	0	0	0
Thomas L. Newberry, V	2,627,811	0	0	0

2.     The resolution approving the compensation of the Company’s named executive officers, on an advisory basis, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,140,379	34,307	90,061	579,121

3.     The preferred frequency of one year for future advisory votes on the compensation of the Company’s named executive officers was approved as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
4,004,535	49,617	121,168	89,427	579,121

4.     The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2012 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,800,901	37,682	5,285	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: August 23, 2011	By:	/s/ Vincent C. Klinges

	Name:	Vincent C. Klinges

	Title:	Chief Financial Officer

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